Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Contacts:	Wesley R. Card, Chief Operating and Financial Officer Anita Britt, Executive Vice President Finance (215) 785-4000

JONES APPAREL GROUP, INC. REPORTS REVENUES AND EARNINGS
FOR THE FOURTH QUARTER AND FULL YEAR 2004

  Record Fourth Quarter Net Revenues of $1,082.9 Million
  Fourth Quarter Earnings Per Share of $0.28
  Owned Retail Comparable Store Sales (excluding Barneys) Decreased 4.4% in the Quarter
  Full Year 2004 Operating Cash Flow Increased to $461.9 Million
  Repurchased $31.8 Million in Common Stock During Fourth Quarter
  Reiterates Recent 2005 Full Year Earnings Per Share Guidance of $2.75 to $2.90
  Declares Regular Quarterly Cash Dividend of $0.10 Per Share

New York, New York  -  February 16, 2005  -  Jones Apparel Group, Inc. (NYSE:JNY) today reported results for the fourth quarter and full year 2004.  Revenues increased to $1,082.9 million for the fourth quarter ended December 31, 2004 from $980.1 million for the fourth quarter of 2003.  Revenues for the full year 2004 increased to $4,649.7 million from $4,375.3 million for the full year 2003.  Earnings per share were $0.28 for the fourth quarter of 2004 as compared to $0.33 for the fourth quarter of 2003.  Earnings per share were $2.39 for the full year 2004, as compared to $2.48 for the full year 2003.

Peter Boneparth, President and Chief Executive Officer, stated, "As we discussed on January 16th, the fourth quarter was more challenging than we had anticipated.  Higher levels of promotional activity were utilized to stimulate consumer purchasing, pressuring gross margins and the level of our profitability in the period.  The promotional activity was not isolated to any one of our business segments, though it was more prevalent in our wholesale better apparel and wholesale footwear and accessories businesses.  Comparable sales in our owned retail stores, excluding Barneys, were down 4.4% in the period, which also impacted our overall performance."

Wesley R. Card, Chief Operating and Financial Officer, commented, "Our inventory levels at December 31, 2004 were $664.2 million, compared to $590.6 million at December 31, 2003.  On a comparable basis, excluding inventory added as a result of the acquisitions of Maxwell and Barneys, inventory at year-end totaled $573.1 million, a 3.0% decrease compared with the year earlier period.  Our accounts receivable were $448.3 million at year-end versus $385.8 million in the prior year period.  Excluding acquisitions, accounts receivable increased 1% to $389.1 million.  We ended 2004 with full year operating cash flow of $461.9 million and a debt to total capitalization ratio of 31.5%, each in line with our previous guidance.  We ended the year with $69.2 million of short-term borrowings and $367.8 million of outstanding letters of credit against our $1.5 billion committed bank lines, allowing us significant financial flexibility.  During the quarter, we repurchased common stock totaling $31.8 million resulting in a 2004 full year common stock repurchase of $194.9 million.  As of December 31, 2004, $141.4 million remains available for repurchase and is authorized by the Company's Board of Directors."

Mr. Card continued, "Turning to 2005, we forecast total revenues to be in a range of $5.3 billion to $5.35 billion with an operating profit margin in a range of 11.4% to 12.0%.  We are reiterating our range of projected earnings per share from $2.75 to $2.90, an increase of 15% to 21% over 2004 earnings per share of $2.39.  As we previously stated, this forecast reflects our continued cautious outlook and includes the projected results of Barneys New York, along with the incremental interest expense associated with the $750 million senior note financing completed November 22, 2004.     We anticipate 2005 full year operating cash flow to be in a range of $450 million to $475 million."

Mr. Boneparth concluded, "While the business climate during the second half of 2004 was considerably more challenging than the first half, we enter 2005 cautiously optimistic that the overall retail environment will improve.  Moreover, we continue to believe that the combination of our diversified and balanced branded portfolio, and our strong cash flow and financial flexibility, properly position us to successfully execute our business strategy."

-  continued  -

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.10 per share to all common stockholders of record as of March 2, 2005 for payment on March 11, 2005.

The Company will host a conference call with management to further review this press release at 8:30 am eastern time today and is accessible by dialing 412-858-4600 or through a web cast at www.jny.com.   The call will be recorded and made available through February 24, and is accessible by dialing 877-344-7529.  Enter account number 237 and conference number 364219.

Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 company, is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. We also market directly to consumers through our chain of specialty retail and value-based stores, and operate the Barneys chain of luxury stores. Our nationally recognized brands include Jones New York, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon, Le Suit and Barneys New York. The Company also markets apparel under the Polo Jeans Company brand licensed from Polo Ralph Lauren Corporation and costume jewelry under the Tommy Hilfiger brand licensed from Tommy Hilfiger Licensing, Inc. and the Givenchy brand licensed from Givenchy Corporation and footwear under the Dockers Women brand licensed from Levi Strauss & Co. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. We primarily contract for the manufacture of our products through a worldwide network of quality manufacturers. We have capitalized on our nationally known brand names by entering into various licenses for several of our trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which we do not manufacture. For more than 30 years, we have built a reputation for excellence in product quality and value, and in operational execution.

 Certain statements herein are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including the strength of the economy and the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, and other factors which are set forth in the Company's 2003 Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

# # #

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS

All amounts in millions except per share data

                                                      FOURTH QUARTER (UNAUDITED)                   FULL YEAR
                                                  ----------------------------------  ----------------------------------
                                                        2004               2003              2004               2003
                                                  ----------------  ----------------  ----------------  ----------------
Net sales                                         $1,062.0   98.1%  $  966.5   98.6%  $4,592.6   98.8%  $4,339.1   99.2%
Licensing income (net)                                20.9    1.9%      13.6    1.4%      57.1    1.2%      36.2    0.8%
                                                  ----------------  ----------------  ----------------  ----------------
Total revenues                                     1,082.9  100.0%     980.1  100.0%   4,649.7  100.0%   4,375.3  100.0%

Cost of goods sold                                   714.2   66.0%     630.4   64.3%   2,944.4   63.3%   2,738.6   62.6%
                                                  ----------------  ----------------  ----------------  ----------------
Gross profit                                         368.7   34.0%     349.7   35.7%   1,705.3   36.7%   1,636.7   37.4%
SG&A expenses                                        301.2   27.8%     270.6   27.6%   1,176.9   25.3%   1,056.9   24.2%
                                                  ----------------  ----------------  ----------------  ----------------
Income from operations                                67.5    6.2%      79.1    8.1%     528.4   11.4%     579.8   13.3%

Net interest expense and financing costs              14.7    1.4%      13.2    1.3%      49.3    1.1%      55.3    1.3%
Equity in earnings of unconsolidated affiliates        1.8    0.2%       0.8    0.1%       3.8    0.1%       2.5    0.1%
                                                  ----------------  ----------------  ----------------  ----------------
Income before taxes                                   54.6    5.0%      66.7    6.8%     482.9   10.4%     527.0   12.0%
Provision for income taxes                            20.5    1.9%      24.9    2.5%     181.1    3.9%     198.4    4.5%
                                                  ----------------  ----------------  ----------------  ----------------
Net income                                        $   34.1    3.1%  $   41.8    4.3%  $  301.8    6.5%  $  328.6    7.5%
                                                  ================  ================  ================  ================

Shares outstanding - diluted                         123.6             136.0             126.5             136.5
Earnings per share - diluted                         $0.28             $0.33             $2.39             $2.48

Percentages may not add due to rounding.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION
(UNAUDITED)

All amounts in millions

                                        Wholesale  Wholesale    Wholesale               Licensing,
                                           Better   Moderate   Footwear &                 Other &
                                          Apparel    Apparel  Accessories    Retail  Eliminations  Consolidated
                                        -----------------------------------------------------------------------

For the fiscal quarter ended December 31, 2004 (Unaudited)
  Revenues from external customers          $328.4    $260.2       $239.2    $234.0         $21.1      $1,082.9
  Intersegment revenues                       31.9       3.0         13.1         -         (48.0)            -
                                        -----------------------------------------------------------------------
    Total revenues                           360.3     263.2        252.3     234.0         (26.9)      1,082.9
                                        -----------------------------------------------------------------------

  Segment income (loss)                      $(5.3)    $10.7        $26.7     $31.0          $4.4          67.5
                                        =========================================================
                                              -1.5%      4.1%        10.6%     13.2%                        6.2%

  Net interest expense                                                                                    (14.7)
  Equity in earnings of unconsolidated affiliates                                                           1.8
                                                                                                        -------
  Income before provision for income taxes                                                               $ 54.6
                                                                                                        =======

For the fiscal quarter ended December 31, 2003 (Unaudited)
  Revenues from external customers         $301.1     $256.5       $205.3    $203.6         $13.6      $  980.1
  Intersegment revenues                      19.4        0.8         14.1         -         (34.3)            -
                                        -----------------------------------------------------------------------
    Total revenues                          320.5      257.3        219.4     203.6         (20.7)        980.1
                                        -----------------------------------------------------------------------

  Segment income                             $3.0       $8.9        $32.7     $38.0         $(3.5)         79.1
                                        =========================================================
                                              0.9%       3.5%        14.9%     18.7%                        8.1%

  Net interest expense                                                                                    (13.2)
  Equity in earnings of unconsolidated affiliates                                                           0.8
                                                                                                        -------
  Income before provision for income taxes                                                               $ 66.7
                                                                                                        =======

For the year ended December 31, 2004
  Revenues from external customers       $1,493.2   $1,315.3     $1,002.4    $780.3         $58.5      $4,649.7
  Intersegment revenues                     146.9       13.0         58.3         -        (218.2)            -
                                        -----------------------------------------------------------------------
    Total revenues                        1,640.1    1,328.3      1,060.7     780.3        (159.7)      4,649.7
                                        -----------------------------------------------------------------------

  Segment income                           $160.1     $142.6       $164.2     $78.4        $(16.9)        528.4
                                        =========================================================
                                              9.8%      10.7%        15.5%     10.0%                       11.4%

  Net interest expense                                                                                    (49.3)
  Equity in earnings of unconsolidated affiliates                                                           3.8
                                                                                                        -------
  Income before provision for income taxes                                                               $482.9
                                                                                                        =======

For the year ended December 31, 2003
  Revenues from external customers       $1,475.0   $1,310.2       $868.3    $685.6         $36.2      $4,375.3
  Intersegment revenues                      88.7       12.3         62.6         -        (163.6)            -
                                        -----------------------------------------------------------------------
    Total revenues                        1,563.7    1,322.5        930.9     685.6        (127.4)      4,375.3
                                        -----------------------------------------------------------------------

  Segment income                           $212.8     $157.1       $157.9     $77.0        $(25.0)        579.8
                                        =========================================================
                                             13.6%      11.9%        17.0%     11.2%                       13.3%

  Net interest expense                                                                                    (55.3)
  Equity in earnings of unconsolidated affiliates                                                           2.5
                                                                                                        -------
  Income before provision for income taxes                                                               $527.0
                                                                                                        =======

JONES APPAREL GROUP, INC.
CONSOLIDATED BALANCE SHEETS

All amounts in millions

                                                       December 31,     December 31,
                                                              2004             2003
                                                     -------------    -------------
ASSETS
CURRENT:
  Cash and cash equivalents                                  $45.0           $350.0
  Accounts receivable, net of allowances
    of $46.2 and $38.3 for doubtful
    accounts, discounts, returns and
    co-op advertising                                        448.3            385.8
  Inventories                                                664.2            590.6
  Deferred taxes                                              68.2             80.6
  Other current assets                                        70.5             48.9
                                                        ----------       ----------
    TOTAL CURRENT ASSETS                                   1,296.2          1,455.9

Property, plant and equipment, at cost,
  less accumulated depreciation and amortization             303.6            268.4
Goodwill                                                   2,125.0          1,646.9
Other intangibles, less accumulated amortization             768.2            767.5
Other assets                                                  57.8             49.0
                                                        ----------       ----------
                                                          $4,550.8         $4,187.7
                                                        ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term borrowings                                      $69.2           $    -
  Current portion of long-term debt and
    capital lease obligations                                134.0            180.8
  Accounts payable                                           259.3            244.6
  Income taxes payable                                        23.7             14.7
  Accrued expenses and other current liabilities             197.7            188.9
                                                        ----------       ----------
    TOTAL CURRENT LIABILITIES                                683.9            629.0
                                                        ----------       ----------

NONCURRENT LIABILITIES:
  Long-term debt and obligation under capital leases       1,016.6            835.1
  Deferred taxes                                             135.0            130.1
  Other                                                       61.4             55.7
                                                        ----------       ----------
    TOTAL NONCURRENT LIABILITIES                           1,213.0          1,020.9
                                                        ----------       ----------
    TOTAL LIABILITIES                                      1,896.9          1,649.9
                                                        ----------       ----------

STOCKHOLDERS' EQUITY                                       2,653.9          2,537.8
                                                        ----------       ----------
                                                          $4,550.8         $4,187.7
                                                        ==========       ==========

JONES APPAREL GROUP, INC.
STATEMENTS OF CASH FLOWS

All amounts in millions

                                                          Year Ended December 31,
                                                       ----------------------------
                                                                2004           2003
                                                       -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $301.8         $328.6
                                                          ----------     ----------
  Adjustments to reconcile net income to net
    cash provided by operating activities,
    net of acquisitions:
      Amortization of original issue discount                    1.3           15.2
      Trademark impairment losses                                0.2            4.5
      Depreciation and other amortization                      107.7           84.3
      Provision for losses on accounts receivable               (0.8)          (0.6)
      Deferred taxes                                            52.8           47.1
      Gain on short sale of U.S. Treasury Securities               -           (6.6)
      Loss on redemption of Zero Coupon
        Convertible Senior Notes                                 8.4              -
      Other                                                      2.0           (2.2)
      Changes in operating assets and liabilities:
        Accounts receivable                                      7.0           61.2
        Inventories                                             34.8           (7.0)
        Prepaid expenses and other current assets              (10.5)         (10.8)
        Other assets                                            (2.6)          21.4
        Accounts payable                                       (14.7)         (17.5)
        Income taxes payable                                    22.9          (13.4)
        Accrued expenses and other liabilities                 (48.4)         (49.2)
                                                          ----------     ----------
        Total adjustments                                      160.1          126.4
                                                          ----------     ----------
  Net cash provided by operating activities                    461.9          455.0
                                                          ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Maxwell, net of cash acquired                (273.5)             -
  Acquisition of Barneys, net of cash acquired                (261.9)             -
  Acquisition of Kasper, net of cash acquired                  (37.9)        (198.2)
  Payments relating to prior acquisitions                          -          (56.4)
  Capital expenditures                                         (56.6)         (53.3)
  Net cash related to sale of U.S. Treasury bonds                  -           12.3
  Proceeds from sale of property, plant and equipment            1.7           26.9
  Acquisition of intangibles                                    (1.2)          (6.0)
  Other                                                            -            0.2
                                                          ----------     ----------
  Net cash used in investing activities                       (629.4)        (274.5)
                                                          ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of 4.25% Senior Notes, net of discount
    and debt issuance costs                                    248.1              -
  Issuance of 5.125% Senior Notes, net of discount
    and debt issuance costs                                    248.1              -
  Issuance of 6.125% Senior Notes, net of discount
    and debt issuance costs                                    247.3              -
  Redemption of Zero Coupon Convertible Senior Notes          (446.6)             -
  Redemption at maturity of 7.50% Senior Notes                (175.0)             -
  Repurchase of Barneys 9% Senior Secured Notes,
    including premiums paid                                   (112.7)             -
  Net borrowings under credit facilities                        69.2              -
  Purchases of treasury stock                                 (201.5)        (102.1)
  Proceeds from exercise of employee stock options              35.5           20.5
  Dividends paid                                               (44.8)         (20.2)
  Proceeds from termination of interest rate locks               0.2              -
  Repayment of long-term debt                                      -           (7.4)
  Principal payments on capitalized leases                      (5.9)          (5.5)
                                                          ----------     ----------
  Net cash used in financing activities                       (138.1)        (114.7)
                                                          ----------     ----------

EFFECT OF EXCHANGE RATES ON CASH                                 0.6            0.9
                                                          ----------     ----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS          (305.0)          66.7
CASH AND CASH EQUIVALENTS, beginning of period                 350.0          283.3
                                                          ----------     ----------
CASH AND CASH EQUIVALENTS, end of period                       $45.0         $350.0
                                                          ==========     ==========